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                                                                   Exhibit 10.38

                                                                February 8, 1999

Edmond Sanctis
Snap!

Tom Melcher
CNET: The Computer Network

Peg Murphy
NBC Multimedia, Inc.


Dear Edmond, Tom, and Peg:

         RE: Agreement between CNET: The Computer Network ("CNET"), NBC Multimedia, Inc. ("NBC"), Snap! Internet portal service ("Snap"), and Mail.com, Inc.("Mail.com"), dated as of February 8, 1999 (the "Agreement")

         As we have discussed, section 2.3 of the `Agreement between CNET: The Computer Network and GlobeComm, Inc' dated May 13, 1998 ("Original Agreement") (exhibit 1) provided for additional versions of email.com for Snap Partners to the extent requested by Snap and such Snap Partner and to the extent all parties involved agree on the partnership economic terms. Subsequent to the May 13, 1998 agreement Mail.com and CNET entered into an agreement to make Snap an independent party to the May 13, 1998 agreement.

         The terms of an Agreement between NBC and Mail.com dated December 23, 1998 provide that certain third party approvals may be required prior to completing a formal agreement. The terms in this letter agreement describe the terms by which Mail.com, Snap, CNET and NBC approve the Agreement between NBC and Mail.com and terms by which all parties agree to make a version of email.com for NBC-IN and NBC.com and detail the mechanism by which NBC.Com, Snap, and CNET will launch the site (exhibit 2) and be allocated shares and profits from email.com users.

         1. Each User who first accesses the email.com service through a link from any NBC.com and NBC-IN site will be tagged as an NBC.com or NBC-IN user respectively (collectively "NBC User") (using a method which gives such user a Partner ID), similar to the way email.com tags a user signing up from the CNET Site or Snap Site as a CNET User or Snap User.

         2. Earned Shares of Common Stock issued pursuant to Section 6.1 of the Original Agreement with respect to any month will be allocated between CNET, Snap, and NBC based on the following ratios:

                  (i) CNET shall be allocated the amount based on the ratio of CNET Users who subscribe to the EMAIL.COM service during such month divided by the sum of CNET Users, Snap Users and NBC Users that sign up during such month.

                  (ii) Snap shall be allocated the amount based on the ratio of Snap Users who subscribe to the EMAIL.COM service during such month divided by the sum of CNET Users, Snap Users and NBC Users that sign up during such month.

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                  (iii)    NBC shall be allocated the amount based on the ratio
                  of NBC Users who subscribe to the EMAIL.COM service during such month divided by the sum of CNET Users, Snap Users and NBC Users that sign up during such month.

                  (iv) Additional shares corresponding to other Users (as used herein "Other Users" means Users not defined in paragraph
                  1) to be granted to CNET and Snap per the letter dated January 14 (Exhibit 3).

         3. Payments under Section 6.3.6 of the Original Agreement with respect to Profits from Excess Users during any month will be allocated between CNET, Snap and NBC based on the ratio the Profit earned during such month from Excess Users who are CNET Users, Snap Users and NBC Users as follows:

                  (i) CNET shall be allocated the amount based on the ratio of CNET Excess Users who have subscribed to the EMAIL.COM at the end of such month divided by the sum of CNET Excess Users, Snap Excess Users and NBC Excess Users at such time.

                  (ii) Snap shall be allocated the amount based on the ratio of Snap Excess Users who have subscribed to the EMAIL.COM at the end of such month divided by the sum of CNET Excess Users, Snap Excess Users and NBC Excess Users at such time.

                  (iii) NBC shall be allocated the amount based on the ratio of NBC Excess Users who have subscribed to the EMAIL.COM at the end of such month divided by the sum of CNET Excess Users, Snap Excess Users and NBC Excess Users at such time.

                  (iv) Additional profits corresponding to other Excess Others Users to be allocated to CNET and Snap per the letter dated January 14 (Exhibit 3).

         5. This letter constitutes an amendment to the Agreement to the extent necessary to effectuate the foregoing. Except as otherwise expressly provided in this letter, the Agreement will remain in full force and effect in accordance with its terms.

         All parties shall sign this letter in the space provided below to indicate their agreement with the foregoing.


                                             Very truly yours,

                                             Mail.com, Inc.

                                             By: /s/ Gary Millin
                                                --------------------------------
                                                Gary Millin
                                                President



Consented and Agreed: Gary Millin

MAIL.COM, INC.                               CNET, INC.


By:     /s/ Gary Millin                      By:    /s/ Tom Melcher
   --------------------------------             --------------------------------
Name:  Gary Millin                           Name:  Tom Melcher
     ------------------------------               ------------------------------
Title: President                             Title: EVP
      -----------------------------                -----------------------------
Date:  2/8/99                                Date:  3/22/99
     ------------------------------               ------------------------------


SNAP! LLC                                    NBC, INC.


By:    /s/ Edmond Sanotis                    By:    /s/ Robert Meyer
   --------------------------------             --------------------------------
Name:  Edmond Sanotis                        Name:  Robert Meyer
     ------------------------------               ------------------------------
Title: C.O.O.                                Title: SVP
      -----------------------------                -----------------------------
Date:  4/30/99                               Date:  2/16/99
     ------------------------------               ------------------------------


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Exhibit 1.  Section 2.3 of the Agreement between CNET: The Computer Network and
            GlobeComm, Inc.

        AGREEMENT BETWEEN CNET: THE COMPUTER NETWORK AND GLOBECOMM, INC.

This agreement (the "Agreement") is made this 13th day of May, 1998 ("Effective Date") by and between CNET, Inc., a Delaware corporation with its principal place of business at 150 Chestnut St., San Francisco CA 94111 ("CNET"), GlobeComm, Inc., a Delaware corporation having its principal place of business at 11 Broadway, Suite 660, New York, NY 10004 (" Mail.com").


 ...2.3 DEVELOPMENT OF EMAIL SERVICES FOR PARTNER SNAP VERSIOns. Mail.com will build co-branded Web sites offering email services similar to EMAIL.COM ("Co-Branded Sites") for Partner Snap Versions as requested by CNET and the applicable Snap partner to the extent that the applicable Snap partner would rather offer email services through Snap rather than directly with Mail.com. Mail.com will build Co-Branded Sites within 30 days after receiving a request from CNET with respect to a particular Partner Snap Version and agreeing on the partnership economic terms. Additional time may be taken to develop the Co-Branded site if the Snap Partner is slow in providing feedback on the Co-Branded Site or if additional custom work is required other than what Mail.com normally provides in a Co-Branded Site. The specific Snap partners for whom Co-Branded Sites will be built do not need to be determined by the launch date of EMAIL.COM and can be added or changed at any time during the Term.


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Exhibit 2:  Launch Detail

The exisiting capability that Snap and Mail.com have for adding additional versions of email.com including a version of email.com for NBC.com and NBC-IN includes the following:

                  (i) Partner Group ID: Mail.com can tag a user that signs up from NBC.com and NBC-IN as a NBC.com User and NBC-IN User and will store such Partner Group ID along with the users record.

                  (ii) Mail.com can report sign-ups by Partner Group ID so that Snap, NBC.com, NBC-IN, and CNET will know how many customers they signed up each month and in total.

                  (iii) Snap will control the first step of sign-up and each member that signs up for and email.com email address from NBC.com and NBC-IN will automatically become a member of Snap.

                  (iv) Depending on Snap, the first step of sign-up can have some customized content depending on whether the user signed up from NBC.com and NBC-IN.

                  (v) The branding of the NBC.com and NBC-IN email service will be the email.com branding. NBC.com and NBC-IN will be added as snap editions such that the Snap navigation bar links on the NBC.com and NBC-IN email service will link back to the appropriate NBC.com and NBC-IN edition.

After execution, Mail.com will put together a project plan to launch additional capabilities that have been requested by NBC includes the following:

                  (i) Mail.com will develop a capability such that it can track and report page views based on Partner Group ID in addition to reporting sign-ups from Partner Group ID.

                  (ii) Mail.com will develop the capability such that after a user logs into their email service, Mail.com can show an additional graphic logo provided by NBC that can be branded for NBC.com or NBC-IN based on the user's Partner Group ID. This graphic can include a link chosen by NBC.

                  (iii) NBC has requested the ability to put graphic up on the NBC.com and NBC-IN websites to the extent that an NBC.com and NBC-IN user receives an email. This capability was developed by Mail.com for Snap and is currently used by Snap. There is a small amount of work which must be done by NBC to offer this capability. Snap and Mail.com will work with NBC to explain what needs to be done such that NBC can launch the "you have mail" indicator. After NBC launches this indicator, it will work on the NBC sites and the Snap sites for all users of email.com regardless of where they originally signed up from.